CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 7, 1997 (except with respect to the matter discussed in the last paragraph of Note 13 as to which the date is March 21, 1997) included in Byron Preiss Multimedia Company, Inc.'s Form 10-KSB for the year ended December 31, 1996 and to all references to our Firm included in this registration statement on Form S-3, registering 9,112,759 shares of Common Stock.



                                                  ARTHUR ANDERSEN LLP



New York, New York
January 21, 1998